Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Employee, Director and Consultant Stock Plan of Alphatec Holdings, Inc., of our report dated March 28, 2007, with respect to the consolidated financial statements Alphatec Holdings, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

June 29, 2007